Putnam International New Opportunities Fund September 30, 2005 annual report

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the year ended September 30, 2005, Putnam Management has assumed $9,651 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1     Class A   981
          Class B
          Class C

72DD2     Class M
          Class R

73A1      Class A   .0235
          Class B
          Class C

73A2      Class M
          Class R   .028

74U1	  Class A   41,302
	  Class B   11,916
	  Class C   1,165

74U2	  Class M   1,464
	  Class R   5

74V1	  Class A   13.51
	  Class B   12.57
	  Class C   12.96

74V2	  Class M   12.92
	  Class R   13.47

Additional Information About Errors and Omissions Policy  Item 85B

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of certain costs related to actions involving claims of market timing activity in certain Putnam Funds have been submitted by the investment manager of the Registrant/Series.